Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

NEONODE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—		$—		—		—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Equity	Preferred Stock, par value $0.001 per share(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Debt	Debt Securities(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Other	Warrants(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Other	Units(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Other	Rights(1)	415(a)(6)		(2)		(3)		(3)			—	—	—	—
	Unallocated (Universal Shelf)	—(1)	415(a)(6)		(2)		(3)	$70,971,000	(4)			S-3	333-255964	May 18, 2021	$7,742
	Total Offering Amounts							$70,971,000			$7,742
	Total Fees Previously Paid										7,742
	Total Fee Offsets										—
	Net Fee Due										$0.00

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities, depository shares and warrants to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $70,971,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $70,971,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $70,971,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to a registration statement on Form S-3 (File No. 333-255964), initially filed by the Registrant with the Securities and Exchange Commission on May 10, 2021 and declared effective on May 18, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $7,742 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.